     As filed with the Securities and Exchange Commission on June 30, 1994.

                                                Registration No. 33-____________
  ______________________________________________________________________________
  ______________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                   _________________________________________

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                   _________________________________________


                             JEFFERIES GROUP, INC.
             (Exact name of registrant as specified in its charter)
        ________________________________________________________________

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)
       _________________________________________________________________


                                   95-2848406
                      (I.R.S. Employer Identification No.)
                  ____________________________________________

                          11100 Santa Monica Boulevard
                                   10th Floor
                         Los Angeles, California  90025
         (Address, including zip code, of Principal Executive Offices)
     _____________________________________________________________________


                             JEFFERIES GROUP, INC.
         AGREEMENTS TO TERMINATE EMPLOYMENT AGREEMENTS, STOCK OPTIONS,
           PHANTOM EQUITY RIGHTS AND PROFITS BONUS RIGHTS RELATING TO
                AND GRANTED BY INVESTMENT TECHNOLOGY GROUP, INC.
                            (Full title of the plan)
                     ______________________________________

                           Frank E. Baxter, President
                             Jefferies Group, Inc.
                          11100 Santa Monica Boulevard
                                   10th Floor
                         Los Angeles, California  90025
                                 (310) 914-1133
 (Name, address and telephone number, including area code, of agent for service)

                        Calculation of Registration Fee

                                                   Proposed            Proposed
                                                    maximum            maximum
   Title of                                        offering            aggregate            Amount of
securities to be               Amount to be        price per           offering             registration
  registered                    registered         Share (1)           price (1)                fee (1)
- ----------------               ------------        ---------           ---------            ------------
Common Stock, $.01 par         438,492             $ 43.50             $19,074,402          $6,577.38
value per share                shares(2)

  _____________________________


  (1) Computed pursuant to Rule 457(h)(1) based on the price at which the shares may be purchased from the Company by the Selling Stockholders.

  (2) Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the agreements pursuant to which the shares are to be issued and sold.

PROSPECTUS

- --------------------------------------------------------------------------------


                             JEFFERIES GROUP, INC.

                                 438,492 SHARES

                                  COMMON STOCK

- --------------------------------------------------------------------------------


         This Prospectus relates to an aggregate of up to 438,492 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of Jefferies Group, Inc., a Delaware corporation (the "Company"), which may be offered for sale from time to time by any or all of the selling stockholders (the "Selling Stockholders") named herein. The Shares will be purchased by the Selling Stockholders from the Company under the terms of certain agreements entered into by each of such Selling Stockholders with the Company, Investment Technology Group, Inc. ("ITG") and, in some cases, Jefferies & Company, Inc., in connection with the termination and modification of certain compensatory arrangements of the Company and its subsidiaries relating to ITG and its predecessor. ITG is a subsidiary of the Company which, on May 11, 1994, consummated an initial public offering of shares of its common stock; the Company currently owns 80.2% of the outstanding ITG common stock. Jefferies & Company, Inc. is a wholly owned subsidiary of the Company.

         The Selling Stockholders and any brokers executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" for purposes of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act. See "PLAN OF DISTRIBUTION." The Company will pay all expenses incident to the offering and sale of the Shares to the public other than commissions and discounts of underwriters, dealers or agents. The Company and its subsidiaries will receive none of the proceeds of this offering.

         There is no assurance that any of the Selling Stockholders will sell any or all of the Shares. The Company's Common Stock trades in the Nasdaq National Market under the symbol JEFG. On June 28, 1994, the closing price of the Company's Common Stock was $36.00 per share in the NASDAQ National Market.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMIS-
               SION OR ANY STATE SECURITIES COMMISSION PASSED UP-
                ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                     ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

            --------------------------------------------------------


         No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any subsidiary or any underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is current as of any date subsequent to the date hereof.


            --------------------------------------------------------


         One or more supplements to this Prospectus may be filed pursuant to Rule 424, or otherwise, under the Securities Act to describe any material arrangements for sale of the Shares differing from the arrangements described herein, if such arrangements are entered into by the Selling Stockholders.

         The date of this Prospectus is June 30, 1994.

                               TABLE OF CONTENTS


Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
Documents Incorporated by Reference . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
General Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
Selling Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9


                             AVAILABLE INFORMATION

         The Company files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such reports, proxy statements and other information concerning the Company may be inspected and copies may be obtained at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates, as well as at the following regional offices: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

         The Company has filed with the Commission a registration statement on Form S-8 (of which this Prospectus is a part) under the Securities Act with respect to the securities offered hereby (the "Registration Statement"). This Prospectus does not include all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For additional information, reference is made to the Registration Statement, including the exhibits filed therewith. Such information may be inspected, and copies thereof may be obtained, at the places and in the manner set forth above.


                      DOCUMENTS INCORPORATED BY REFERENCE

         The following documents of the Company filed with the Commission are incorporated by reference into this Prospectus:

         A. The Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1993, filed pursuant to Section 13(a) of the Exchange Act.

         B. The Company's Quarterly Report on Form 10-Q for the Company's fiscal quarter ended March 31, 1994, filed pursuant to Section 13(a) of the Exchange Act.

         C. The description of the Common Stock of the Company contained in Amendment No. 2 (filed with the Commission on October 13, 1983) to the Company's Registration Statement on Form S-1 (Registration Number 2-85950 filed on August 18, 1983), incorporated by reference in the Company's Form 8-A (filed with the Commission on March 1, 1984), including the Company's Form 8-K (filed with the Commission on May 17, 1988) and any other amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

         Any statement contained in a document incorporated or deemed to be incorporated in this Prospectus by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated in this Prospectus by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information). Requests for such copies should be directed to the Secretary, Jefferies Group, Inc., 11100 Santa Monica Boulevard, 12th Floor, Los Angeles, California 90025, or by calling (310) 914-1300.


                              GENERAL INFORMATION

         The Company is a holding company which, through its four primary subsidiaries, Jefferies & Company, Inc., ITG, Jefferies International Limited and Jefferies Pacific Limited, is engaged in securities brokerage and trading, corporate finance and other financial services. The Company and its various subsidiaries maintain offices in Los Angeles, New York, Short Hills, Chicago, Dallas, Boston, Atlanta, New Orleans, Houston, San Francisco,

Stamford, London and Hong Kong. The Company's executive offices are located at 11100 Santa Monica Boulevard, 10th Floor, Los Angeles, California 90025, and its telephone number is (310) 445-1199.

         Under the agreements pursuant to which the Selling Stockholders will purchase the Shares from the Company, the Company is obligated to cause the Shares to be registered under the Securities Act. Such agreements also provide that each Selling Stockholder shall not sell or otherwise dispose of more than 10% of the Shares purchased by such Selling Stockholder in any calendar quarter, beginning with the calendar quarter ended June 30, 1994, with any amount permitted to be disposed of in a calendar quarter but not so disposed of carried forward to succeeding calendar quarters. The restriction on the amount of Shares that may be disposed of in a calendar quarter will not apply in the event of a change of control of the Company, a tender offer for Company stock, or a merger of the Company with or into an unaffiliated entity.

         The agreements pursuant to which the Selling Stockholders will purchase the Shares from the Company also provide that, if prior to the issuance of the Shares the number of authorized shares of Common Stock are increased, decreased or exchanged for a different number or kind of security, or additional shares or new or different shares or other non-cash assets are distributed with respect to such shares or other securities (whether by reason of recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction), then, in order to prevent dilution or enlargement of the Selling Stockholders' rights under the agreements, the Company's Board of Directors will make appropriate and proportionate adjustments in the number of Shares to be issued and sold under each agreement.


                              SELLING STOCKHOLDERS

                 The following table sets forth, as of June 29, 1994, the name of each Selling Stockholder, the nature of any position, office or other material relationship which the Selling Stockholder has had within the past three years with the Company and its affiliates, the number of shares of Common Stock owned by each Selling Stockholder prior to the offering described herein, the number of Shares that may be offered and sold for each Selling Stockholder's account and the amount and percentage of Common Stock to be owned by each Selling Stockholder after completion of the offering described herein:

                                                                    Common Stock To
                                                                    Be Owned After
                                                                    the Offering
                          Common Stock                              ----------------------
                          Owned Prior to           Shares To
Name and Positions1/      the Offering2/           Be Sold            Number       Percent
- ---------------------     ---------------          ---------        ----------     -------
Raymond L. Killian, Jr.      220,828.5             121,287            99,541.5       1.6%
President, Chief Execu-
tive Officer and Direc-
tor of ITG; Executive
Vice President of the
Company3/


Dale A. Prouty               220,933.1              214,893             6,040.1         5/
Executive Vice Presi-
dent and Director of
ITG4/


Scott P. Mason                 51,980                51,980                  0          5/
Director of ITG6/


Yossef A. Beinart              26,546.8              24,528             2,018.8         5/
Senior Vice President
of ITG Inc.7/


Demetri Silas                   6,566.4               6,111               455.4         5/
employee

Andrew J. Winner                9,175.7               8,685               490.7         5/
employee

Mark A. Auburn                  1,067.2                 544               523.2         5/
employee

Sayvona Abel                      879.8                 523               356.8         5/
employee

Joseph Heled                    1,302.7                 879               423.7         5/
employee

James Mark Wright               8,672.0               7,304             1,368.0         5/
employee

Stuart E. Sperling              2,063.1               1,570               493.1         5/
employee

Michael J. Earlywine              575.2                 188               387.2          5/
employee

1/ The Selling Stockholders have held positions with ITG and/or predecessors of ITG, including ITG Inc., an indirect subsidiary of the Company since 1992, and Integrated Analytics Corporation ("IAC"), acquired as an indirect subsidiary in 1991 and the business of which was contributed to ITG Inc. in 1992. Each person identified as an employee has been an employee of ITG Inc. and other subsidiaries of the Company since 1991.

2/ Shares issuable to the Selling Stockholders pursuant to the agreements are included. Shares of Common Stock owned directly or indirectly by Selling Stockholders under employee benefit plans of the Company are also included, except that shares that may be acquired upon exercise of options granted by the Company are excluded. Mr. Killian, who has options to acquire 41,094 shares of Common Stock (all of which are currently exercisable), is the only Selling Stockholder currently holding such options. Mr. Killian's shares include 20,230 shares held by his wife, as to which shares he disclaims ownership.

3/ Mr. Killian has also served as President and Chief Executive Officer and a Director of ITG Inc. since 1992, and has directed the activities of ITG Inc. since 1987. In addition, Mr. Killian was a director of the Company from 1985 until 1992.

4/ Mr. Prouty has also served as an Executive Vice President and a Director of ITG Inc. since 1992. He also served as Chief Executive Officer of IAC at the time it was acquired in 1991 and was an employee from that time until he joined ITG Inc.

5/       Less than one percent.

6/ Mr. Mason has also served as a Director of ITG Inc. since 1992, and has been a consultant to ITG and its predecessors since 1987.

7/ Mr. Beinart also served as Vice President of Development of IAC at the time it was acquired in 1991 and was an employee from that time until he joined ITG Inc.

         Raymond L. Killian, Jr., one of the Selling Stockholders, may be deemed to be an "affiliate" of the Company, as that term is defined under the Securities Act.

                              PLAN OF DISTRIBUTION

         The Shares may be sold from time to time by the Selling Stockholders (or by their respective pledgees, donees, transferees or other successors in interest). In addition to any such amount sold hereunder, the Selling Stockholders may, at the same time, sell any shares of Common Stock owned by them pursuant to the exemption under Rule 144 under the Securities Act, regardless of whether such shares are Shares covered by this Prospectus.

         Such sales may be made in the Nasdaq National Market, otherwise in the over-the-counter market, on one or more securities exchanges, or otherwise at prices and at terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transactions; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; (d) an exchange distribution in accordance with the rules of such exchange; and (e) face-to-face transactions between sellers and purchases without a broker-dealer. In effecting sales of the Shares, broker-dealers engaged by the Selling Stockholders may arrange for the participation of other broker-dealers. Broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such broker-dealers and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any commissions received by them and any profit on the resale of Shares positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         Sales may be effected on behalf of one or more Selling Stockholders by Jefferies & Company, Inc., a wholly owned subsidiary of the Company. In such case, Jefferies & Company, Inc. will do no more than execute the order or orders to sell the Shares as agent for each such Selling Stockholder, and will receive no more than the usual and customary broker's commission. The amount of such sales, if any, is not currently determinable.

         Once the Company has been notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange or secondary distribution or a purchase by a broker-dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424 under the Securities Act, disclosing (a) the name of each such Selling Stockholder and the participating broker-dealer(s);
(b) the number of Shares involved; (c) the price at which such Shares were sold; (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; (e) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus (as supplemented); and (f) other facts material to the transaction.

         There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered hereby.

         The Company will pay all expenses incident to the offering and sale of the Shares to the public other than commissions and discounts of underwriters, dealers or agents.


                                INDEMNIFICATION

         Section 145 of the Delaware General Corporation Law and the Company's Bylaws provide for the indemnification under certain conditions of directors, officers, employees or agents.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Company's ByLaws or otherwise, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                    PART II

                      INFORMATION REQUIRED IN REGISTRATION
                    STATEMENT AND NOT REQUIRED IN PROSPECTUS


Item 3.      Incorporation of Documents by Reference

                 The following documents of Jefferies Group, Inc., a Delaware corporation (the "Company") filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this registration statement:

                 (a) The Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1993, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                 (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1994.

                 (c) The description of the Common Stock of the Company contained in Amendment No. 2 (filed with the Commission on October 13, 1983) to the Company's Registration Statement on Form S-1 (Registration Number 2-85950 filed on August 18, 1983), incorporated by reference in the Company's Form 8-A (filed with the Commission on March 1, 1984), including the Company's Form 8-K (filed with the Commission on May 17, 1988) and any other amendment or report filed for the purpose of updating such description.

                 All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                 Any statement contained in a document incorporated in this registration statement by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated in this registration statement by reference modifies or replaces such statement.


Item 4.          Description of Securities

                 Not applicable.

Item 5.      Interests of Named Experts and Counsel

             Not applicable.


Item 6.      Indemnification of Directors and Officers

             The Certificate of Incorporation of the Company, as amended, provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (involving certain unlawful dividends or stock repurchases) or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation further provides that if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Company shall be further eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The Certificate of Incorporation also provides that any amendment, repeal, or modification of such provisions shall not adversely affect any right or protection of a director of the Company for any act or omission occurring prior to the date when such amendment, repeal or modification became effective.

             Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and
(ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate. The indemnification and advancement of expenses provided for, or granted pursuant to, Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise whether or not the power to indemnify is provided by the statute.

             The Bylaws of the Company (the "Bylaws") provide that the Company is required to indemnify to the fullest extent authorized or permitted by law any current or former director or officer (or his testator or intestate) made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that he is or was a director or officer of the Company or is or was serving, at the request of the Company, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. Subject to applicable law, the Company may indemnify an employee or agent of the corporation to the extent that and with respect to such proceedings as the board of directors may determine in its discretion.

             The Company maintains directors' and officers' liability insurance to insure its directors and officers against certain liabilities they may incur while acting in such capacities. The

Company has entered into indemnification agreements with some of its current directors.

Item 7.      Exemption from Registration

             Not applicable.

Item 8.      Exhibits

               Exhibit                           Description
               -------                           -----------
               (4)(a)                            Amended Certificate of Incorporation is
                                                 incorporated by reference to Exhibit 3.1 of the
                                                 Company's Annual Report on Form 10-K filed for the
                                                 fiscal year ended December 31, 1987.

               (4)(b)                            Amended By-Laws are incorporated by reference to
                                                 Exhibit 3.2 of the Company's Annual Report on Form
                                                 10-K filed for the fiscal year ended December 31,
                                                 1986.

               (4)(c)                            Specimen Common Stock Certificate is incorporated
                                                 by reference to Exhibit 4.1 to Amendment No. 2
                                                 (filed with the Commission on October 13, 1983) to
                                                 the Company's Registration Statement on Form S-1
                                                 (Registration No. 2-85950, filed with the
                                                 Commission on August 18, 1983).

               (4)(d)                            Rights Agreement, dated as of May 12, 1988,
                                                 between the Company and the First National Bank of
                                                 Chicago relating to Preferred Share Purchase
                                                 Rights, including Form of Rights Certificate and
                                                 Form of Summary of Rights, is incorporated by
                                                 reference to Exhibit 1 to the Company's Form 8-K
                                                 (filed with the Commission on May 17, 1988).

               (5)                               Not applicable (no original-issuance securities
                                                 are being registered).

               (15)                              Not applicable.

               (23)                              Consent of KPMG Peat Marwick.


               (24)                              Powers of Attorney (included on Pages II-7 and II-
                                                 8 of this registration statement).

               (25)                              Not applicable.

               (27)                              Not applicable.

               (28)                              Not applicable.

               (99)                              Not applicable.


Item 9.      Undertakings

                 (a)  The undersigned registrant hereby undertakes:

                          (1)  To file, during any period in which offers or
sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the Prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                          (2)  That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3)  To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 29, 1994.

                                   JEFFERIES GROUP, INC.



                                   By: FRANK E. BAXTER
                                       ---------------
                                       Frank E. Baxter
                                       President


                 Each person whose signature appears below constitutes and appoints Frank E. Baxter, President of the Company, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



                  FRANK E. BAXTER                                President, Chief Executive Officer        June 29, 1994
                 -----------------------
                  Frank E. Baxter                                and Chairman of the Board

                  ALAN D. BROWNING                               Executive Vice President and Chief        June 29, 1994
                 -----------------------
                  Alan D. Browning                               Financial Officer

                  MAXINE SYRJAMAKI                               Controller                                June 29, 1994
                 -----------------------
                  Maxine Syrjamaki

                  RICHARD G. DOOLEY                              Director                                  June 29, 1994
                 -----------------------
                  Richard G. Dooley

                  TRACY G. HERRICK                               Director                                  June 29, 1994
                 -----------------------
                  Tracy G. Herrick

                                                                 Director                                  June 29, 1994
                 -----------------------
                  Michael L. Klowden

                  FRANK J. MACCHIAROLA                           Director                                  June 29, 1994
                 -----------------------
                  Frank J. Macchiarola

                  BARRY M. TAYLOR                                Director                                  June 29, 1994
                 -----------------------
                  Barry M. Taylor

                  MARK A. WOLFSON                                Director                                  June 29, 1994
                 -----------------------
                  Mark A. Wolfson

                                 EXHIBIT INDEX


                                                                                                         Sequentially
                 Exhibit                        Description                                             Numbered Page
                 -------                        -----------                                             -------------
                 (4)(a)                         Amended Certificate of Incorporation,
                                                incorporated by reference to Exhibit 3.1 of the
                                                Company's Annual Report on Form 10-K filed for
                                                the fiscal year ended December 31, 1987.

                 (4)(b)                         Amended By-Laws, incorporated by reference to
                                                Exhibit 3.2 of the Company's Annual Report on
                                                Form 10-K filed for the fiscal year ended
                                                December 31, 1986.

                 (4)(c)                         Specimen Common Stock Certificate, incorporated
                                                by reference to Exhibit 4.1 to Amendment No. 2
                                                (filed with the Commission on October 13, 1983)
                                                to the Company's Registration Statement on Form
                                                S-1 (Registration No. 2-85950 filed with the
                                                Commission on August 18, 1983).

                 (4)(d)                         Rights Agreement, dated as of May 12, 1988,
                                                between the Company and the First National Bank
                                                of Chicago relating to Preferred Share Purchase
                                                Rights, including Form of Rights Certificate and
                                                Form of Summary of Rights, incorporated by
                                                reference to Exhibit 1 to the Company's Form 8-K
                                                (filed with the Commission on May 17, 1988).

                 (5)                            Not applicable (no original-issuance securities
                                                are being registered).

                 (15)                           Not applicable.

                 (23)                           Consent of KPMG Peat Marwick.                                 23





                               Sequential Page 20

                 (24)                           Powers of Attorney (included on Pages II-7 and
                                                II-8 of this registration statement).

                 (25)                           Not applicable.

                 (27)                           Not applicable.

                 (28)                           Not applicable.

                 (99)                           Not applicable.





                               Sequential Page 21